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                                                                      Exhibit 21

                            SCHEDULE OF SUBSIDIARIES

The following is a list of the registrant's subsidiaries at March 1, 2004.

  Name of Organization               State of Incorporation
  --------------------               ----------------------
West Coast Bank                          Oregon
West Coast Trust                         Oregon
Totten, Inc.                             Washington
Centennial Funding Corp.                 Washington
ELD Inc.                                 Washington